EXHIBIT 10.18

FIRST

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This amendment (“Amendment”), dated as of July 1, 2010, shall amend the employment agreement dated as of December 10, 2010, by and between Discovery Communications, LLC (“Company”) and Peter Liguori (“Executive”) (the “Employment Agreement”).

WHEREAS, Executive and the Company previously entered into the Employment Agreement, which sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, the Company and Executive desire to make certain changes, as described below.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Amendment, the parties hereby agree to amend the Employment Agreement as follows:

1.	Duties, Acceptance, and Location: Section I(C) is hereby amended to add the following sentence:

“For the period from July 1, 2010, through December 31, 2010, Executive’s primary office location shall be the Company’s offices in Los Angeles, California.”

2.	Relocation and Transition Benefits. Exhibit A is hereby amended to add a new final bullet point as follows:

“In addition, for the period from July 1, 2010, through December 31, 2010, while Executive’s primary office location is in Los Angeles, California, the Company shall reimburse Executive for the cost of his apartment in Washington, DC, in an amount not to exceed $5200 per month.”

3.	Effect on Employment Agreement: Except with respect to the subject matters covered herein, this Amendment does not otherwise amend, supplement, modify, or terminate the Employment Agreement, which remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth above.

EXECUTIVE:	DATE:

/s/ Peter Liguori	9/22/10
Peter Liguori

Discovery Communications, LLC		DATE:

/s/ Adria Alpert Romm		10/26/2010

Name:	Adria Alpert Romm

Title:	SEVP, HR